Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                               NFO RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                                            06-1327424
  (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                        Identification No.)


                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
          (Address and telephone number of Principal Executive Offices)

                      NFO RESEARCH, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                                WILLIAM E. LIPNER
                              CHAIRMAN OF THE BOARD
                               NFO RESEARCH, INC.
                           2 PICKWICK PLAZA, SUITE 400
                        GREENWICH, CONNECTICUT 06830-5530
                     (Name and address of agent for service)
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                                 (203) 629-8888
          (Telephone number, including area code, of agent for service)

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                                    COPY TO:
                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
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                                                  (COVER CONTINUED ON NEXT PAGE)



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
                         CALCULATION OF REGISTRATION FEE
================================== ============ ================  ================== ================
                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE  OFFERING PRICE   AGGREGATE OFFERING    AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED    PER SHARE(1)        PRICE(1)       REGISTRATION FEE
---------------------------------- ------------ ----------------  ------------------ ----------------
Common Stock, $.01 par value......  750,000(2)       $17.125         $12,843,750          $3,892
================================== ============ ================  ================== ================

(1) An estimate, based on the average of the reported high and low prices on March 27, 1997 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 750,000 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents 750,000 shares of Common Stock issuable pursuant to the NFO Research, Inc. Stock Option Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of NFO Research, Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.


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                            EXPLANATORY NOTE


            On December 28, 1993 NFO Research, Inc. (the "Company") registered an aggregate of 330,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") on a Registration Statement on Form S-8 (Registration No. 33-73516), 300,000 shares for issuance pursuant to the NFO Research, Inc. Stock Option Plan (the "Stock Option Plan") and 30,000 shares for issuance pursuant to the NFO Research, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan," and together with the Stock Option Plan, the "Plans"), for which it paid the appropriate registration fee. In April 1994, the Company effected a 3 for 2 stock split. In connection therewith, an aggregate of 165,000 additional shares of Common Stock were reserved for issuance pursuant to the Plans and the issuance of such shares was covered by the Registration Statement on Form S-8 (Registration No. 33-73516).

            On May 18, 1994 the stockholders of the Company approved amendments to the Stock Option Plan and Directors' Stock Option Plan to reserve for issuance thereunder an addi tional 300,000 and 195,000 shares of Common Stock, respectively. Accordingly, the Company filed a Registration Statement on Form S-8 (Registration No. 33-91936) to register, among other things, the additional shares of Common Stock reserved for issuance pursuant to the Plans, for which it paid the appropriate registration fee. In February 1996, the Company effected another 3 for 2 Stock split. In connection therewith, an aggregate of 495,000 additional shares of Common Stock were reserved for issuance pursuant to the Plans and the issuance of such shares was covered by the Registration Statement on Form S-8 (Registration No. 33-91936).

            On May 9, 1996 the stockholders of the Company approved an amendment to the Stock Option Plan to reserve for issuance thereunder an additional 750,000 shares of Common Stock. Accordingly, this Registration Statement on Form S-8 is being filed under the Securities Act of 1933, as amended (the "Securities Act"), to register the additional shares of Common Stock reserved for issuance pursuant to the Stock Option Plan. On April 1, 1997, the Board of Directors of the Company approved an amendment to the Stock Option Plan permitting participants, during their lifetime, to transfer options (i) to any member of his or her immediate family, (ii) a trust established for the exclusive benefit of the participant or one or more members of his or her immediate family or
(iii) to a partnership or limited liability company, the partners or shareholders of which are limited to the participant and his or her immediate family, in each case in order to permit participants who receive transferable grants to make a gift of stock options for estate planning purposes. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act.


            PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 REFERENCED ABOVE (REGISTRATION NO. 33-73516 AND REGISTRATION NO. 33-91936).



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                                 PART II

Item 8.     Exhibits

5.1   --    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the
            legality of shares of Common Stock being registered.

23.1  --    Consent of Arthur Andersen LLP.

23.2  --    Consent of Deloitte & Touche LLP.

23.3  --    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5.1).

24.1  --    Power of Attorney.(1)

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(1)   Included on signature pages of this registration statement.





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                               SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on April 1, 1997.

                                 NFO RESEARCH, INC.



                                 By:   /s/ Patrick G. Healy
                                     -------------------------------------
                                 Name:  Patrick G. Healy
                                 Title: Executive Vice President - Finance
                                        and Chief Financial Officer






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                            POWER OF ATTORNEY

            We, the undersigned officers and directors of NFO Research, Inc., hereby severally constitute William E. Lipner and Patrick G. Healy our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable NFO Research, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys to any and all such amendments.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 1, 1997.


            Signatures                              Title
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     /s/ William E. Lipner                Chairman of the Board, President,
----------------------------------        Chief Executive Officer and
        William E. Lipner                 Director (principal executive officer)


     /s/ Steven J. Gilbert                Vice Chairman of the Board,
----------------------------------        Secretary and Director
       Steven J. Gilbert


     /s/ Walter A. Forbes                 Director
----------------------------------
       Walter A. Forbes


      /s/ Edmund A. Hajim                 Director
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        Edmund A. Hajim


       /s/ John Sculley                   Director
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         John Sculley


     /s/ Patrick G. Healy                 Executive Vice President-Finance
----------------------------------        and Chief Financial Officer
       Patrick G. Healy                   (principal financial officer and
                                          principal accounting officer)








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                                INDEX TO EXHIBITS



                                                                 Sequential Page
Exhibits                                                              Number
--------                                                              ------

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.

23.1  -- Consent of Arthur Andersen LLP

23.2  -- Consent of Deloitte & Touche LLP

23.3  -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison
         (included in their opinion filed as Exhibit 5.1).

24.1  -- Power of Attorney./1/




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/1/ Included on signature pages of this registration statement.